UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

RED CAT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	814-00175 (Commission File Number)	86-0490034 (I.R.S. Employer Identification No.)

1607 Ponce de Leon Ave., Suite 407 San Juan, PR (Address of principal executive offices)	00909 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 –	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2020, Red Cat Holdings, Inc., a Nevada corporation (the “Company”), closed a private offering (the “Offering”) pursuant to a securities purchase agreement (the “Purchase Agreement”) in which it offered and sold convertible promissory notes (the “Notes”) in the aggregate principal amount of $600,000 and issued five-year warrants (the “Warrants”) to purchase an aggregate of 399,996 shares of common stock, par value $0.001 per share, of the Company.

Notes

The Notes accrue interest at the rate of 12% per annum and are payable two years from the date of issuance. The Notes are convertible into shares of the Company’s common stock at a conversion price per share of $1.00 or, upon the consummation by the Company of a Qualified Offering, as such term is defined in the Note, at a price equal to 75% of the price of the securities sold in such Qualified Offering. The holder of the Note also has the right to convert the Note into shares of common stock at any time at a conversion price of $1.00 per share. The Note also provides antidilution protection for the conversion price.

Upon an event of default, as such events are specified in the Note, the conversion price will equal the lower of (i) the thirty day volume weighted average of the closing price of the Company’s common stock if the conversion occurs prior to a Qualified Offering, or (ii) 65% multiplied by the lowest closing price of the common stock during the twenty consecutive trading day period immediately prior to the conversion.

The Company may prepay all or any portion of the Note, without penalty or premium, upon at least ten business days’ prior notice to the noteholder.

Upon issuance by the Company of a security, or amendment to a security, that the noteholder reasonably believes is more favorable, such term, at noteholder’s option, will become a part of the Note, except for certain Exempt Issuances (as defined in the Note).

No conversions under the Note will be effected that will result in the noteholder, together with any affiliate, beneficially owning in excess of 9.99% of the Company’s outstanding common stock immediately after giving effect to such conversion.

Warrants

The Warrants are exercisable at a price equal to the lower of (i) $1.50 per share or (ii) if a Qualified Offering occurs, at a 25% discount to the price per share of the common stock offered in such Qualified Offering.

The number of shares of common stock for which the Warrant is exercisable is subject to adjustment in the event of a stock split or dividend, and similar event or certain corporate events such reorganizations and mergers.

In the event of a reorganization or reclassification of capital stock, the consolidation or merger, or the sale or other disposition of all or substantially all the property, assets, business, and goodwill of the Company, the warrant holder will be entitled to purchase the kind and amount of shares of capital stock which the Warrant entitled the warrant holder to purchase immediately prior to such event.

The Warrants also include piggyback registration rights.

The foregoing descriptions of the Purchase Agreement, the Notes and the Warrants are qualified in their entirety by reference to the full text of such documents, copies of which are attached as Exhibits 10.14, 10.15 and 10.16, respectively, and are incorporated herein by reference.

Section 2 –	Financial Information
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 3 –	Securities and Trading Markets
Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuances of the Notes and the Warrants described above are exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Securities Act”), as transactions by an issuer not involving any public offering.

Section 9 –	Financial Statements and Exhibits
Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.14	Form of Securities Purchase Agreement
10.15	Form of Convertible Note
10.16	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2020	RED CAT HOLDINGS, INC.

	By:	/s/ Jeffrey M. Thompson
	Name:	Jeffrey M. Thompson
	Title:	President and Chief Executive Officer